UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 18, 2009
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McDONALD'S CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 18, 2009, McDonald’s Corporation (the “Company”) and Ralph Alvarez, President and Chief Operating Officer of the Company, entered into an agreement in connection with Mr. Alvarez’s retirement (the “Agreement”).  The Agreement is attached as Exhibit 99 hereto and is incorporated herein by reference.  As reported on the Company’s current report on Form 8-K filed on December 4, 2009, Mr. Alvarez had notified the Company on November 30, 2009 that he would retire from these offices effective December 31, 2009.

Under the Agreement, Mr. Alvarez has agreed not to compete with the Company for two years following his retirement date and to other customary restrictive covenants (the “Restrictive Covenants”).  In addition, he has agreed that the exercisability of certain of his stock options will be delayed, as described in further detail below.   (According to their original terms, these stock options would have become immediately exercisable on retirement.)

The Agreement provides that, in exchange for Mr. Alvarez’s agreement to be bound by the Restrictive Covenants and the delay of exercisability of his stock options, Mr. Alvarez’s restricted stock unit (“RSU”) award granted on September 18, 2006, which was subject to forfeiture under the terms of the grant upon his retirement before the originally scheduled settlement date (September 18, 2011), will instead be settled on September 18, 2011 on a pro rated basis reflecting the number of months in the original vesting period that Mr. Alvarez will have worked through his retirement.

Vesting of Mr. Alvarez’s other outstanding RSU awards, and of his outstanding stock option awards, is governed by the terms of the applicable equity incentive plans and the terms of the grants (including applicable performance criteria).  Mr. Alvarez’s RSU awards will be settled on their original settlement dates on a pro rated basis reflecting the number of months in the original vesting period that Mr. Alvarez will have worked through his retirement. In addition, Mr. Alvarez will forfeit certain stock options and the stock options that are not forfeited must be exercised by December 31, 2012 or earlier, depending on the terms of the specific grant.  As noted above, Mr. Alvarez has agreed that his options that are not forfeited will continue to become exercisable pursuant to the original vesting schedule as if Mr. Alvarez had remained an employee of the Company, instead of becoming immediately exercisable on his retirement as provided under their original terms.

In the event that Mr. Alvarez breaches any of the Restrictive Covenants he will not receive any further payments and will forfeit his then outstanding stock options and RSUs.

Mr. Alvarez will receive other compensation and benefits, including his annual bonus under the Company’s 2009 Target Incentive Plan and his long-term cash bonus under the Company’s 2007-2009 Cash Performance Unit Plan, all in accordance with the terms of the applicable plans (including applicable performance criteria).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99           Letter Agreement between Ralph Alvarez and the Company dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION (Registrant)

Date: December 23, 2009	By:	/s/ Denise A. Horne
Denise A. Horne Corporate Vice President – Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Letter Agreement between Ralph Alvarez and the Company dated December 18, 2009